CLIFFORD L. NEUMAN, P.C.
Attorney at Law

TEMPLE-BOWRON HOUSE
1507 PINE STREET
BOULDER, COLORADO 80302

Telephone: (303) 449-2100
Facsimile: (303) 449-1045
E-mail: clneuman@neuman.com

July 18, 2005

Black Mountain Holdings, Inc.
7301 East Sundance Trail
Suite C-101a
Carefree, AZ 85377

             Re:        Registration Statement on Form SB-2

Ladies and Gentlemen:

       We have acted as legal counsel for Black Mountain Holdings, Inc. (the "Company") in connection with the Company's Registration Statement on Form SB-2 identified above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus included as a part of the Registration Statement (the "Prospectus"), relating to the distribution of 2,150,000 shares of Common Stock of the Company (the "Common Stock"). The Common Stock will be distributed as a spin-off dividend to Guardian Technologies International, Inc. shareholders of record as of June 23, 2003 in the manner set forth in the Registration Statement and Prospectus.

       In connection therewith, we have examined: (a) the Registration Statement and the Prospectus included therein, as amended; (b) the Articles of Incorporation and Bylaws of the Company; and (c) the relevant corporate proceedings of the Company. In addition to such examination we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

       Based upon the foregoing, we are of the opinion that:
1.	The Company has been legally incorporated and is validly existing and in good standing under the laws of the State of Delaware.

2.

The shares of Common Stock to be distributed under the Registration Statement in the manner set forth therein have been validly and lawfully issued and are fully paid and nonassessable securities of the Company.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Sincerely,

CLIFFORD L. NEUMAN, P.C.

/s/ Clifford L. Neuman
Clifford L. Neuman

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